Exhibit 99.1

4 th QTR 2021 INVESTOR PRESENTATION NASDAQ: MRBK ®

2 Meridian Corporation Forward - Looking Statements Meridian Corporation (the “Corporation”) may from time to time make written or oral “forward - looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 .. These forward - looking statements include statements with respect to Meridian Corporation’s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business .. Statements preceded by, followed by, or that include the words “may,” “could,” “should,” “pro forma,” “looking forward,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “project”, or similar expressions generally indicate a forward - looking statement .. These forward - looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Meridian Corporation’s control) .. Numerous competitive, economic, regulatory, legal and technological factors, risks and uncertainties including, without limitation : the impact of the ongoing COVID - 19 pandemic and government responses thereto, on the U .. S .. economy and customer behavior, including the markets in which we operate ; actions that we and our customers take in response to these factors and the effects such actions have on our operations, products, services and customer relationships ; and the risk that the Small Business Administration may not fund some or all Paycheck Protection Program (PPP) loan guaranties, the effects of actions by the federal government, including the Board of Governors of the Federal Reserve System and other government agencies, that may affect market interest rates and the money supply, among others , could cause Meridian Corporation’s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward - looking statements .. Meridian Corporation cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward - looking statement takes into account the impact of any future events .. All forward - looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made .. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Meridian Corporation’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10 - K for the year ended December 31 , 2020 and subsequently filed quarterly reports on Form 10 - Q and current reports on Form 8 - K that update or provide information in addition to the information included in the Form 10 - K and Form 10 - Q filings, if any .. Meridian Corporation does not undertake to update any forward - looking statement whether written or oral, that may be made from time to time by Meridian Corporation or by or on behalf of Meridian Bank, except as may be required under applicable law ..

3 Meridian Corporation WHO WE ARE 1 Includes home equity loans, residential mortgage loans held in portfolio and individual consumer loans. Geographic Footprint Branches Mortgage LPOs Regional Market Serves Pennsylvania, New Jersey, Delaware and Maryland Philadelphia MSA is 8 th largest MSA in the US Expansion into growing central Maryland MSA Profile and Business Lines Core Banking: C&I, CRE, construction, SBA, and consumer lending; lease financing through Meridian Equipment Finance, ® and deposit/treasury services. Meridian Mortgage: residential lending to homeowners and small scale investors originated in the PA, NJ, DE, VA, MD and DC markets. Wealth Management Services through Meridian Wealth Partners, ® a registered investment advisor and subsidiary of the Bank. Over $1.1 billion in AUM. Meridian specializes in business and industrial lending, retail and commercial real estate lending, electronic payments, along with a broad menu of high - yield depository products supported by robust online and mobile access. Cash & investments 11% Commercial loans 17% SBA loans 7% PPP loans 5% CRE loans 32% Construction loans 8% H/E & consumer loans 3% RE loans 9% Leases 5% FF & E Other assets ASSET MIX AT DECEMBER 31, 2021

4 Meridian Corporation WHAT WE DELIVER Lending expertise in commercial/industrial, real estate & consumer with a consultative approach. Our experienced business bankers craft custom financial solutions to help our customers thrive. Demonstrated organic growth engine in diversified loan segments, capitalizing on sales culture and big bank missteps in the Delaware Valley tri - state market .. Financial services business model with significant non - interest income streams in Meridian Mortgage, SBA Lending and Meridian Wealth Partners. Customer base principally interacts online, allowing a "branch - lite" banking strategy that provides substantial operational leverage. Skilled, long - tenured management team with extensive in - market experience .. Excellent asset quality with diversified loan portfolio. Low commercial real estate (CRE) concentration; focus on smaller, shorter duration projects to be more nimble .. Nationally recognized as a great place to work; very low historical employee turnover.

5 Meridian Corporation 4 QTR HIGHLIGHTS 1) As of and for the quarter ended December 31, 2021, per January 31, 2022 press release. 2) Includes PPP loans, loans held for sale and loans held for investment. 3) Excludes loans at fair value, loans held for sale and PPP loans. A Non - GAAP measure. Refer to Appendix for Non - GAAP to GAAP reco nciliation. 4) Excludes PPP loans and PPPLF borrowings. A Non - GAAP measure. Refer to Appendix for Non - GAAP to GAAP reconciliation. 4 QTR Overview Financial Highlights 4 QTR 2021¹ Balance Sheet ($ in Millions) Asset Quality (%) Profitability (%) Net income was $7.7 million for the quarter, or $ 1.24 per diluted share, driven by loan and deposit growth. Total revenues of $35.3 million, resulting in ROE of 19.15% and ROA of 1.74% for 4Q 2021. 7 th consecutive quarter of ROA exceeding 1.50% and ROE exceeding 19.00%. Loan growth for the quarter equaled 2.8% (ex PPP and residential held - for - sale), and 19.5% year over year. Growth for the quarter was concentrated in commercial loans , SBA loans (non - PPP), residential real estate loans, and originations from our Meridian Equipment Finance leasing subsidiary. Active COVID - 19 loan deferrals decreased to $2.4 million for the quarter, from $24.9 million at the end of the prior quarter. Reserves/Loans 3 1.46% NCOs (recoveries)/Loans 0.00% Nonaccrual Loans/Loans 1.57%

SUMMARY INCOME STATEMENT

(dollars in thousands)			
Summary Income Statement	**4Q 2021**	**3Q 2021**	**4Q 2020**
Net Interest Income	$ 16,322	$ 16,257	$ 15,018
Provision for Loan Loss	(222)	597	1,163
Non-Interest Income	17,086	22,122	29,945
Non-Interest Expense	23,737	25,481	31,923
Income before Income Taxes	9,893	12,301	11,877
Income Taxes	2,174	2,863	2,880
Net Income	**$ 7,719**	**$ 9,438**	**$ 8,997**
Earnings per Share	**4Q 2021**	**3Q 2021**	**4Q 2020**
Basic Earnings per Share	$ 1.29	$ 1.56	$ 1.50
Diluted Earnings per Share	$ 1.24	$ 1.52	$ 1.48
Pre-tax, Pre-provision Income by Segment:	**4Q 2021**	**3Q 2021**	**4Q 2020**
Bank	$ 6,829	$ 8,896	$ 6,294
Wealth	286	432	157
Mortgage	2,556	3,570	6,589
Total pre-tax, pre-provision income (1)	**$ 9,671**	**$ 12,898**	**$ 13,040**

- Net interest income up $65 thousand
- Negative provision due to continued improvement in economic conditions captured in ALLL, decline in COVID-19 loan deferrals, partially offset by provisioning for growth and a $1.4 million specific reserve
- Mortgage earnings down from decline in gain on sale margin, decline in loans sold, loan originations down 18%

Pre-tax, Pre-provision Income


26%
3%
71%
Bank
Wealth
Mortgage

Bank segment represents 71% of pre-tax, pre-provision income for 4Q 2021

1) A Non-GAAP measure. See Non-GAAP reconciliation in the Appendix

Meridian Corporation 6

7 Meridian Corporation NET INTEREST INCOME GROWTH TREND 1) A Non - GAAP measure. See Non - GAAP reconciliation in the Appendix Net interest income for 4 Q 2021 increased $ 6 5 thousand, or 0.4%, to $ 16.3 million from 3Q 2021. Growth quarter over quarter 2021 was due largely to a $123 thousand, or 6.0%, decrease in interest expense as the cost of deposits decreased 4 basis points. 3.67% 3.72% 3.61% 3.61% 3.49% 3.27% 3.26% 3.59% 3.72% 3.70% 3.83% 3.83% 3.48% 3.41% 3.47% 3.52% 3.64% 3.75% 3.73% 3.76% 2.90% 3.00% 3.10% 3.20% 3.30% 3.40% 3.50% 3.60% 3.70% 3.80% 3.90% $- $2,000 $4,000 $6,000 $8,000 $10,000 $12,000 $14,000 $16,000 $18,000 Q1 19 Q2 19 Q3 19 Q4 19 Q1 20 Q2 20 Q3 20 Q4 20 Q1 21 Q2 21 Q3 21 Q4 21 Net Interest Income Net Interest Margin Net Interest Margin (excl PPP impact) (1) NIM excl PPP expanded 35 bps since Q2 2020

NON-INTEREST INCOME

Quarter ended December 31, 2021

(% of total non-interest income)



Mortgage banking income (including FV changes)
Wealth management income
SBA income
Other income
7%
9%
7%
77%

(Dollars in thousands)	4Q 2021	3Q 2021	Change
Mortgage banking income (including FV changes)	13,148	16,666	(3,518)
Wealth management income	1,270	1,232	38
SBA income	1,475	2,688	(1,213)
Other income	1,193	1,536	(343)
Total	$ 17,086	$ 22,122	$ (5,036)

Non-Interest Income decreased $5.0 million or 22.8% from 3Q2021

- Mortgage banking net revenue (including fair value and hedging impacts) decreased $3.5 million. Decrease driven by lower levels of mortgage loan originations compared to 3Q 2021.
- Net revenue from the sale of SBA 7(a) loans was down $1.2 million as the value of loans sold decreased to $15.6 million in 4Q2021 compared to $25.0 million in loans sold in the 3Q2021.
- Wealth management revenue increased $38 thousand, or 3.1%, due to the more favorable market conditions that existed in 4Q 2021. AUM continued above $1 billion.

Meridian Corporation 8

9 Meridian Corporation NON - INTEREST EXPENSE Non - Interest Expense decreased $1.7 million or 6.8% from 3Q2021 Total salaries and employee benefits expense was $17.0 million, a net decrease of $2.4 million or 12.5%, for the period. Most of the decrease related to the mortgage segment, which recognizes variable compensation based on originations. Other expenses were up due to several items including increases in insurance, promotional items/events, director compensation, employee expenses, and other less significant items. Data processing and information technology expenses increased $345 thousand due largely to growth. (Dollars in thousands) 4Q 2021 3Q 2021 Change Salaries and employee benefits 17,042 19,472 (2,430) Occupancy and equipment 1,085 1,133 (48) Professional fees 929 873 56 Data processing and information technology 1,351 1,006 345 Other 3,329 2,997 332 Total $23,736 $25,481 ($1,745) 72% 4% 4% 6% 14% Quarter ended December 31, 2021 (% of total non - interest expense) Salaries and employee benefits Occupancy and equipment Professional fees Data processing and information technology Other

10 Meridian Corporation ASSET QUALITY December 31, 2021 1) Excludes loans held for sale and, for 2Q 2020 to 4Q 2021, PPP loans. A Non - GAAP measure. See Appendix for Non - GAAP to GAAP reconciliation. 2) Includes loans held for sale and held for investment. Nonaccrual Loans / Loans 2 (%) 4 Q 2021 Highlights: Strong reserves to total loans; 4Q 2021 had a negative $222 thousand provision for loan losses due to improving economic factors Nonaccrual loans to total loans 2 1.57% in 4Q 2021 COVID modifications declined to $2.4 million; one relationship ($13.8 million) now classified as non - performing Reserves / Loans 1 (%) Net Charge - offs / Average Loans 2 (%) 0.39% 0.30% 0.46% 0.49% 0.48% 0.52% 1.34% 2018 2019 2020 1Q21 2Q21 3Q21 4Q21 0.03% (0.06%) 0.00% 0.00% 0.01% 0.00% 0.00% 2018 2019 2020 1Q21 2Q21 3Q21 4Q21 0.97% 1.00% 1.65% 1.65% 1.58% 1.52% 1.46% 2018 2019 2020 1Q21 2Q21 3Q21 4Q21

11 Meridian Corporation Update on COVID - 19 Support to Customers CARES Act Loan Deferrals PPP Loan Forgiveness at 1/31/22 Note 1: One loan relationship for $13.8 million within the advertising industry had CARES Act payment deferrals that expired. During 4Q, the loan was reclassified as a non - performing loan relationship with a specific reserve of $1.4 million. As of January 31, 2022 the remaining $2.4 million of loan deferrals from Q4 2021 have expired without further deferral or modification given to borrowers. 81% of the PPP loans have been repaid in full Included in the balance of Loans Not Yet Applied for Forgiveness as of January 31, 2022: $27.8 million (176 loans) are from round 2 and not yet subject to repayment $10.9 million of loans have been submitted for repayment through the SBA guarantee program. $63 thousand are delinquent (dollars in millions) PPP Loans $ Value of Loans # of Loans PPP Loans Forgiven 284.6 $ 1,164 Loans Paid Off by Borrower 8.7 $ 3 SBA Guarantee Payments 2.6 $ 5 Total Loans Paid Back 295.9 $ 1,172 Forgiveness Requested 31.2 $ 88 Not Yet Applied for Forgiveness 38.7 $ 191 Total Loans Yet to be Forgiven 70.0 $ 279 Total PPP Loans 365.9 $ 1,451 (dollars in millions) Loan Deferrals by Industry 4Q 2021 3Q 2021 4Q 2020 Advertising (Note 1) - $ 13.8 $ - $ Hotels - 7.7 11.8 $ C&I Building Construction - 1.0 10.1 $ Other 2.4 2.4 2.2 $ Total Loan Deferrals 2.4 $ 24.9 24.2 $

12 Meridian Corporation CAPITALIZATION AS OF 12/31/2021 All c orporate capital ratios significantly exceed well capitalized regulatory requirements Bank level - Community Banking Leverage Ratio of 11.51% compared to minimum of 8.5% - $51.3 M excess capital 4Q 2021 quarterly dividend $0.20 per share; special $1.00 per share dividend announced to be paid 2/21/22 Paid $1.00 per share special dividend in 1Q 2021 24 thousand shares repurchased in 4Q through publicly announced plan - 20,000 40,000 60,000 80,000 100,000 120,000 140,000 160,000 180,000 200,000 220,000 Leverage Com Equity Tier 1 Total RBC 85,388 103,671 125,886 155,506 74,991 56,708 34,493 63,894 Capital Excess Over Regulatory Minimums ($000s) Regulatory Minimum Regulatory Excess 9.42% 10.83% 10.83% 14.81%

13 Meridian Corporation APPENDIX

HISTORICAL FINANCIAL HIGHLIGHTS

Dollar Values in Thousands, Except Per Share Amounts	For the Year Ended 2018Y	2019Y	2020Y	For the Quarter Ended 1Q 2021	2Q 2021	3Q 2021	4Q 2021
Balance Sheet							
Total Assets	$ 997,480	$ 1,150,019	$ 1,720,197	$ 1,743,977	$ 1,709,010	$ 1,762,445	$ 1,713,443
Loans[1]	875,801	998,414	$ 1,513,963	1,524,799	1,495,098	1,496,666	1,467,339
Deposits	752,130	851,168	$ 1,241,335	1,383,590	1,413,280	1,439,047	1,446,413
Gross Loans / Deposits	116.44%	117.30%	121.96%	110.21%	105.79%	104.00%	101.45%
Capital							
Total Equity	$ 109,552	$ 120,695	$ 141,622	$ 143,505	$ 152,885	$ 158,416	$ 165,360
Tangible Common Equity / Tangible Assets - HC[3]	10.53%	10.11%	7.99%	7.99%	8.71%	8.76%	9.42%
Tangible Common Equity / Tangible Assets - Bank[3]	10.53%	13.52%	10.25%	10.22%	10.92%	10.90%	11.54%
Tier 1 Leverage Ratio - HC	11.16%	10.55%	8.96%	8.86%	8.97%	9.28%	9.39%
Tier 1 Leverage Ratio - Bank	11.16%	14.08%	11.54%	11.34%	11.28%	11.55%	11.51%
Total Capital Ratio - HC	13.66%	16.10%	14.55%	14.05%	14.23%	14.72%	14.81%
Total Capital Ratio - Bank	13.66%	16.09%	14.54%	14.03%	14.18%	14.62%	14.63%
Commercial Real Estate Loans / Total RBC	183.80%	176.97%	172.15%	171.74%	174.09%	182.18%	167.20%
Earnings & Profitability							
Net Income	$ 8,163	$ 10,481	$ 26,438	$ 10,170	$ 8,258	$ 9,438	$ 7,719
ROA	0.90%	1.01%	1.78%	2.43%	1.92%	2.15%	1.74%
ROE	7.77%	9.09%	21.33%	30.06%	22.61%	24.07%	19.15%
Net Interest Margin (NIM)(TEY)	3.80%	3.65%	3.40%	3.72%	3.70%	3.83%	3.83%
NIM (TEY, excluding PPP loans and PPPLF borrowings)[3]	3.80%	3.65%	3.47%	3.64%	3.75%	3.73%	3.76%
Non-Int Inc. / Avg. Assets	3.58%	3.19%	5.85%	6.47%	5.06%	5.04%	3.86%
Efficiency Ratio	81.4%	79.2%	68.5%	67.0%	70.7%	66.4%	71.1%
Asset Quality							
Nonaccrual Loans / Loans[1]	0.45%	0.34%	0.62%	0.56%	0.55%	0.61%	1.57%
NPAs / Assets	0.39%	0.30%	0.46%	0.49%	0.48%	0.52%	1.34%
Reserves / Loans[2, 3]	0.97%	1.00%	1.65%	1.65%	1.58%	1.52%	1.46%
NCOs / Average Loans	0.03%	(0.06%)	0.00%	0.00%	0.01%	0.00%	0.00%
Yield and Cost							
Yield on Earning Assets (TEY)	5.14%	5.30%	4.35%	4.29%	4.20%	4.31%	4.28%
Yield on Earning Assets (TEY), excluding PPP loans)[3]	5.14%	5.30%	4.51%	4.26%	4.30%	4.24%	4.23%
Cost of Deposits	1.29%	1.67%	1.07%	0.49%	0.40%	0.37%	0.33%
Cost of Interest-Bearing Liabilities	1.69%	2.10%	1.18%	0.77%	0.67%	0.62%	0.60%

1) Includes loans held for sale and held for investment.
2) Includes loans held for investment (excluding loans at fair value and PPP loans).
3) A Non-GAAP measure. See Appendix for Non-GAAP to GAAP reconciliation.

Meridian Corporation 14

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Tangible common equity to tangible assets

Management uses the measure tangible common equity to tangible assets to assess our capital strength. We believe that this non-GAAP financial measure is useful to investors because, by removing the impact of our preferred stock, goodwill and other intangible assets, it allows investors to more easily assess our capital adequacy. This non-GAAP financial measure should not be considered a substitute for any regulatory capital ratios and may not be comparable to other similarly titled measures used by other companies. The table below provides the non-GAAP reconciliation for our tangible common equity to tangible assets:

(dollars in thousands) Meridian Corporation	2018Y	2019Y	2020 Y	1Q 2021	2Q 2021	3Q 2021	4Q 2021
Tangible common equity ratio:							
Total stockholders' equity	109,552	120,695	141,622	143,505	152,885	158,416	165,360
Less:							
Goodwill	899	899	899	899	899	899	899
Intangible assets	4,147	3,874	3,601	3,533	3,481	3,430	3,379
Tangible common equity	104,507	115,922	137,122	139,073	148,505	154,087	161,082
Total assets	997,480	1,150,019	1,720,197	1,743,977	1,709,010	1,762,445	1,713,443
Less:							
Goodwill	899	899	899	899	899	899	899
Intangible assets	4,147	3,874	3,601	3,533	3,481	3,430	3,379
Tangible assets	992,434	1,145,246	1,715,697	1,739,545	1,704,630	1,758,116	1,709,166
Tangible common equity ratio	**10.53%**	**10.12%**	**7.99%**	**7.99%**	**8.71%**	**8.76%**	**9.42%**

(dollars in thousands) Meridian Bank	2018Y	2019Y	2020 Y	1Q 2021	2Q 2021	3Q 2021	4Q 2021
Tangible common equity ratio:							
Total stockholders' equity	109,552	159,643	180,288	182,171	190,477	196,009	201,486
Less:							
Goodwill	899	899	899	899	899	899	899
Intangible assets	4,147	3,874	3,601	3,533	3,481	3,430	3,379
Tangible common equity	104,507	154,870	175,788	177,739	186,097	191,680	197,208
Total assets	997,480	1,149,979	1,720,166	1,743,945	1,709,006	1,762,415	1,713,318
Less:							
Goodwill	899	899	899	899	899	899	899
Intangible assets	4,147	3,874	3,601	3,533	3,481	3,430	3,379
Tangible assets	992,434	1,145,206	1,715,666	1,739,513	1,704,626	1,758,086	1,709,040
Tangible common equity ratio	**10.53%**	**13.52%**	**10.25%**	**10.22%**	**10.92%**	**10.90%**	**11.54%**

Meridian Corporation 15

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Dollar Values in Thousands

Reconciliation of PPP Related Non-GAAP Measures	For the Quarter Ended				
	4Q 2020	1Q 2021	2Q 2021	3Q 2021	4Q 2021
Reconciliation of Net Interest Margin (TEY, exluding PPP loans and PPPLF borrowings)					
Net interest margin (TEY)	3.59%	3.72%	3.70%	3.83%	3.83%
Impact of PPP loans and PPPLF borrowings	(0.07%)	(0.08%)	0.05%	(0.10%)	(0.07%)
Net interest margin (TEY, excluding PPP loans and PPPLF borrowings)	**3.52%**	**3.64%**	**3.75%**	**3.73%**	**3.76%**
Reconciliation of Reserves / Loans					
Allowance for loan losses / Total loans held for investment	1.38%	1.36%	1.35%	1.38%	1.35%
Less: Impact of loans held for investment - fair valued	0.00%	0.00%	0.01%	0.01%	0.02%
Less: Impact of PPP loans	0.27%	0.29%	0.22%	0.13%	0.09%
Allowance / Total loans held for investment (excl. loans at fair value and PPP loans)	**1.65%**	**1.65%**	**1.58%**	**1.52%**	**1.46%**
Reconciliation of Yield on Earning Assets					
Yield on earning assets (TEY)	4.28%	4.29%	4.20%	4.31%	4.28%
Impact of PPP loans	(0.01%)	(0.03%)	0.10%	(0.07%)	(0.05%)
Yield on earning assets (TEY, excluding PPP loans)	**4.27%**	**4.26%**	**4.30%**	**4.24%**	**4.23%**

Reconciliation of Pre-tax, Pre-Provision Non-GAAP Measure	For the Quarter Ended				
	4Q 2020	1Q 2021	2Q 2021	3Q 2021	4Q 2021
Income before inocme tax expense	11,877	13,306	10,802	12,301	9,893
Add: Provision for loan losses	1,163	599	96	597	(222)
Pre-tax, pre-provision income	**$13,040**	**$13,905**	**$10,898**	**$12,898**	**$9,671**

Meridian Corporation 16